CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                PRO-POINTER, Inc.
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I, the undersigned, Douglas H. Hermanson, do hereby certify:
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     That the Board of Directors of Pro-Pointer, Ind. (the "Company"), at a
     meeting duly convened and held on the 18th Jule, 2001, adopted a resolution to amend the original articles as follows:

     Article III is hereby amended to read as the follows:

     The aggregate number of shares, which the Company has the authority to issue, is 100,000,000 shares of common stock with the par value of $0.001 per share.

The number of shares of the Company's common stock outstanding and entitled to vote on an amendment to the Articles of Incorporation was 33,000: that the said change and amendment was unanimously adopted on the 18th day of July 2001 by the Compan's shareholders.


                                         /s/  Douglas H. Hermanson
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                                         Douglas H. Hermanson,
                                         Pres/Treas/Dir